                                                                   EXHIBIT 10.20





                     PROMISSORY NOTE RESTRUCTURING AGREEMENT

         This Promissory Note Restructuring Agreement (this "Agreement") is made and entered into as of the 31st day of August 1999, by and between VSI Enterprises, Inc., a Delaware corporation (the "Company"), and Thomson Kernaghan & Co., Ltd. ("TKC"). The Company and TKC are sometimes each referred to herein as a "Party" and collectively, as the "Parties".


                             W I T N E S S E T H :

         WHEREAS, the Company is the "maker" of that certain promissory note, dated November 16, 1998, in the original principal amount of $900,000, and with TKC as "payee" (the "Note"); and

         WHEREAS, the Company is currently undertaking a capital restructuring, and TKC is willing to participate in such restructuring on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                  TERMS AND COVENANTS OF THE DEBT RESTRUCTURING

         1.1      Amendment and Restatement. The parties hereto agree that the
Note is hereby amended and restated to read in its entirety as set forth in this Agreement as Exhibit A attached hereto (the "Secured Convertible Debenture"). The principal balance of the Secured Convertible Debenture represents the outstanding principal balance of the Note plus all accrued but unpaid interest of, and damages under, the Note as of August 31, 1999. At the Closing (as defined below), TKC shall deliver the original Note to the Company and VSI shall deliver to TKC the Secured Convertible Debenture.

         1.2 Payment of Cash. At the Closing, the Company shall pay to TKC $150,000 by wire transfer or other immediately available funds (the "Cash Payment"). The Cash Payment shall be a payment against the Secured Convertible Debenture.

         1.3 Registration of Securities. As soon as practicable after the Closing Date (but in no event later than September 30, 1999 the ("Filing Deadline")), the Company shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the resale by TKC of the shares of Company common stock, par value $.001 per share (the "Common Stock"), underlying the Secured Convertible Debenture (the "Registrable Securities"), with such Registrable Securities being equal to the maximum number of shares of Common Stock underlying the Secured Convertible Debenture (assuming the Conversion Price is equal to the Floor Price, as such terms are defined in the Secured Convertible

Debenture, which amount is 1,879,500 shares). The Company shall cause the Registration Statement to become effective as soon as possible after the Closing Date, but in no event later than January 1, 2000 (the "Effectiveness Deadline"). If the Company fails to cause the Registration Statement to (i) be filed by the Filing Deadline, (ii) become effective by the Effectiveness Deadline or (iii) remain effective until the maturity date of the Secured Convertible Debenture, then the Company will pay TKC a cash penalty each month until the Registration Statement is filed, becomes effective or becomes re-effective(as the case may be) equal to two percent (2%) of the principal balance of the Secured Convertible Debenture at the beginning of such month, such payment being due and payable within ten (10) days after the end of such month. The Company shall deliver to TKC evidence of filing and effectiveness of the Registration Statement.

         1.4 Security Interests. The Company's obligations under the Secured Convertible Debenture shall be secured by that certain Pledge Agreement, in the form of Exhibit B attached hereto (the "Pledge Agreement"), whereby the Company shall grant to TKC a third priority lien on the shares of VSI Network Solutions, Inc., a Delaware corporation doing business as "Eastern Telecom" ("ETI") owned by the Company (the "ETI Security Interest") which shall be junior only to the first priority lien of the New Equity (as defined below) and the second priority lien of the holders of the Term Note Holders (as defined below). TKC hereby agrees that, as of the Closing, the Assignment of Security Interest executed by Video Conferencing Systems, Inc., a subsidiary of the Company, in favor of TKC on November 16, 1998, a copy of which is attached hereto as Exhibit C (the "Patent Security Interest") is hereby terminated and canceled and of no further force or effect.


                                    ARTICLE 2
                         CLOSING; CONDITIONS TO CLOSING

         2.1 Closing. The closing of the transactions contemplated herein (the "Closing") will take place at the executive offices of the Company, at a time and date mutually agreeable to the Parties (the "Closing Date"); provided, however, that the Parties agree that this Agreement shall terminate and be of no further force or effect if the Closing does not occur on or prior to September 10, 1999 (it being agreed and understood that if the Closing Date occurs after August 31, 1999, then the principal of the Secured Convertible Debenture shall be increased by an amount equal to the accrued but unpaid interest on the Note from August 31, 1999 to the Closing Date).

         2.2 Conditions to Closing of TKC. Except as may be waived in writing by TKC, the obligations of TKC to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                  a. The Company shall have delivered to TKC the following:

                           i.       the Secured Convertible Debenture;

                           ii. the Cash Payment (which shall be delivered to William Hechter in trust, pursuant to wire instructions delivered to the Company by TKC);

                           iii.     the Pledge Agreement; and

                           iv. the Stockholders Agreement with the Former Note Holders and the New Equity Holders.

                  b. The President of the Company shall have delivered to TKC an Officer's Certificate certifying to TKC that:

                           i. the representations and warranties of the Company contained in this Agreement and the other documents, agreements and instruments executed in connection with this Agreement (the "Transaction Documents") were true and correct in all material respects when initially made and are true and correct in all material respects as of the Closing Date;

                           ii. the Company has performed and complied in all material respects with all covenants and conditions required by the Transaction Documents to be performed and complied with by the Company prior to the Closing Date;

                           iii. the holders of at least $1 million in principal amount of the Company's Term Notes, dated October 1, 1998 (the "Term Note Holders"), have converted at least such dollar amount of the Term Notes into shares of common stock of ETI (the "ETI Common Stock");

                           iv. the Company shall have raised at least $1,000,000 in new cash (the "New Equity") pursuant to a sale of shares of ETI Common Stock; and

                           v.       following the transactions contemplated in
                                    (iii) and (iv) above, the Company shall
                                    continue to own at least sixty percent (60%) of the issued and outstanding shares of ETI Common Stock.

                  c. All authorizations, approvals, consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by the Transaction Documents, shall have been obtained and shall not have been obtained and shall not have been terminated, suspended or withdrawn as of the Closing Date.

                  d. No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

         2.3 Conditions to Closing of the Company. Except as may be waived in writing by the Company, the obligations of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

                  a.       TKC shall deliver to the Company the Note.

                  b. TKC shall deliver to the Company all documents and instruments deemed by the Company to be necessary or desirable in order to terminate and cancel the Patent Security Interest.

                  c. An authorized officer or director of TKC shall have delivered to the Company an Officer's Certificate certifying to the Company that:

                           i. The representations and warranties of TKC contained in the Transaction Documents were true and correct in all material respects when initially made and are true and correct in all material respects as of the Closing Date; and

                           ii. TKC has performed and complied in all material respects with all covenants and conditions required by the Transaction Documents to be performed and complied with by TKC prior to the Closing Date.

                  d. All authorizations, approvals, consents and waivers of any governmental authority or third party, each as required to permit the consummation of the transactions contemplated by this Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Closing Date.

                  e. No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to TKC that the following are true and correct as of the date hereof and will be true and correct as of the Closing Date as if made on that date:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is not barred or otherwise prevented from doing business in any jurisdiction where the failure to conduct such business would have a material adverse effect on the Company.

         3.2 Power. The Company and each of its subsidiaries have all required corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted. The Company has all required power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents.

         3.3 Authorization. All action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company and the performance of all of the Company's obligations thereunder have been taken. The Transaction Documents executed by the Company are valid and binding obligations of the Company enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights or the relief of debtors, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies.

         3.4 Consents. Except as set forth on Schedule 3.4, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of the Transaction Documents on the part of the Company.

         3.5 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of the Company threatened in writing against the Company which conflicts with the rights of the Company hereunder or the performance of the Company's obligations hereunder or have a material adverse effect on the Company's financial position. The Company is not subject to any judgment, order or decree which may prevent the Company from conducting its business. The Company is not a party to any litigation, arbitration, proceeding or investigation pending, or to the knowledge of the Company threatened, involving any federal, state or local government or agency which would conflict with, or in any way impact, the Company's ability to perform its duties hereunder, or have a material adverse effect on the Company's financial position.

         3.6 Financial Statements. The consolidated balance sheets and the related statements of income, stockholders' equity and cash flow (including the notes related thereto) of the Company and its consolidated subsidiaries included in the forms, documents and reports filed by the Company with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein) and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the results of their operations and their cash flow for the periods presented therein.

         3.7 Exchange Act. The Company has furnished or made available to TKC a true and complete copy of its Form 10-K for the fiscal year ended December 31, 1998, and any other document dated on or after the date of such Form 10-K which the Company filed under the Securities Exchange Act of 1934, as amended, with the SEC.

         3.8 Estimated Value of ETI. Management of ETI in good faith believes that the fair market value of ETI is at least $6 million; although there can be no assurances that such valuation will ultimately be realized.

                                    ARTICLE 4
                             REPRESENTATIONS OF TKC

         TKC represents and warrants to the Company that the following are true as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         4.1 Organization. TKC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. TKC is not barred or otherwise prevented from doing business in any jurisdiction where the failure to conduct such business would have a material adverse effect on TKC.

         4.2 Power. TKC has all required corporate power and authority to own its properties and to carry on its business as presently conducted. TKC has all required power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents.

         4.3 Authorization. All action on the part of TKC necessary for the authorization, execution, delivery and performance of the Transaction Documents by TKC and the performance of all of TKC's obligations thereunder have been taken. The Transaction Documents executed by TKC are valid and binding obligations of TKC enforceable according to their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights or the relief of debtors, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (c) the availability of specific performance or other equitable remedies.

         4.4 Status of TKC. TKC is knowledgeable and experienced in making venture capital investments and is able to bear the economic risk of loss of its investment in the Company. TKC is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). TKC is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute these documents.

         4.5 Shares Purchased for Investment. TKC agrees that the Secured Convertible Debenture and the Common Stock underlying the Secured Convertible Debenture, (collectively, the "Securities") shall be acquired solely for TKC's own account and not as a nominee or agent for any other person, for investment, and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act or other applicable securities laws. TKC understands that if any Securities have not been registered under the Securities Act or under any applicable blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws"), TKC cannot offer for sale, sell, pledge, transfer or otherwise dispose of such Securities unless such Securities have been registered under the Securities Act and under any applicable blue sky laws, or unless an exemption from such registration is available with respect to any such proposed offer, sale, pledge, transfer or other disposition. TKC agrees that a restrictive legend addressing the foregoing restrictions on transfer may be placed on certificates representing any Securities so acquired and that transfer of such Securities may be refused by the Company or its transfer agent, if any, if in the opinion of counsel to the Company any proposed sale or other disposition thereof by TKC would not be in compliance with the Securities Act or any other applicable federal securities laws or blue sky laws.

         4.6 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of TKC, threatened in writing against TKC, which conflicts with the rights of the Company hereunder or the performance of TKC's obligations hereunder or have a material adverse effect on TKC's financial position. TKC is not subject to any judgment, order or decree which may prevent TKC from conducting its business. TKC is not a party to any litigation, arbitration, proceeding or investigation pending, or to the knowledge of TKC threatened, involving any federal, state or local government or agency which would conflict with, or in any way impact, TKC's ability to perform its duties hereunder, or have a material adverse effect on TKC's financial position.

         4.7 Consents. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of the Transaction Documents on the part of TKC.

                                   ARTICLE 5
                                OTHER COVENANTS

         5.1 Sale of ETI. The Company agrees that it will undertake to sell ETI (i.e., its capital stock or assets) for the purpose of paying in full the Secured Convertible Debenture and any other obligations arising from the restructuring of the Company on the closing of such sale. All cash proceeds from the sale of any subsidiary of the Company shall be used to pay the Secured Convertible Debenture consistent with the priority of liens established by the Company, including those set forth in Section 1.4 above. The Company shall make the sole determination whether the terms of a sale of any of its subsidiaries is acceptable; provided that ETI shall not be sold by the Company for less than fair market value.

         5.2 Assistance in Transfers. The Company agrees that once TKC is eligible to sell the shares underlying the Secured Convertible Debenture pursuant to Rule 144, Regulation S or an effective Registration Statement, if TKC sells any such shares in the public market, then the Company will use all reasonable commercial efforts to cause such shares to be transferred on the books of its transfer agent. In addition, the Company agrees to use all reasonable commercial efforts to cause its Transfer Agent to issue to TKC, upon conversion of all or any portion of the Secured Convertible Debenture, stock certificates as and when provided in the Secured Convertible Debenture.

                                    ARTICLE 6
                                     GENERAL

         6.1 Amendments. This Agreement may not be amended, except in a written document signed by both the Parties.

         6.2 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         6.3 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

         6.4 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by one-day overnight delivery providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses listed on Schedule 6.4 attached hereto, or at any other address designated by either Party hereto to the other Party in writing.

         6.5 Severability. If any provision of this Agreement is held invalid or unenforceable under applicable law, such provision will be ineffective to the extent of such invalidity or unenforceability, and such provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity or unenforceability will not invalidate or make unenforceable the remainder of this Agreement.

         6.6 Expenses. Each Party will bear its own fees for counsel and accountants and other expenses relating to the transactions contemplated herein (including any broker's or finder's fees); provided, however, that the Company shall reimburse TKC in an amount up to $10,000 for its reasonable attorney's fees and expenses.

         6.7 Publicity and Disclosures. Within five (5) business days after the consummation of the transactions contemplated herein, the Parties agree that the Company shall publicly announce such consummation and the terms and conditions of this Agreement; and TKC agrees not to purchase or sell any Common Stock until two (2) business days after such public announcement.

         6.8 Entire Agreement. This Agreement and the Schedules and Exhibits to this Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understanding, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

         6.9 Assignment. Neither this Agreement nor any right or obligation created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

         6.10 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a Party any rights or remedies hereunder or thereunder.

         6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.

         The undersigned have executed this Agreement as of the date first written above.


                                                VSI ENTERPRISES, INC.

                                                By: /s/ Richard E. Harrison
                                                   -----------------------------
                                                Title: CEO
                                                      --------------------------

                                                THOMSON KERNAGHAN & CO., LTD.

                                                By: /s/ Mark Valentine
                                                   -----------------------------

                                                Title: Chairman
                                                      --------------------------